Exhibit 99.1
FOR IMMEDIATE RELEASE
FEBRUARY 13, 2017

Seventy Seven Energy Inc. Announces
2016 Full Year and Fourth Quarter Operational and Financial Results

OKLAHOMA CITY, OKLAHOMA, February 13, 2017 - Seventy Seven Energy Inc. (“SSE”) today reported financial and operational results for the five months and quarter ended December 31, 2016 for its Successor and the seven months ended July 31, 2016 for its Predecessor. Upon emergence from Chapter 11 bankruptcy on August 1, 2016, SSE adopted fresh-start accounting, which resulted in the Company becoming a new entity for financial reporting purposes. References to “Successor” relate to the financial position and the results of operations of the reorganized SSE as of and subsequent to August 1, 2016. References to “Predecessor” refer to the financial position of SSE prior to August 1, 2016 and the results of operations through July 31, 2016. As a result of the application of fresh-start accounting and the effects of the implementation of the plan of reorganization, the financial statements on or after August 1, 2016 are not comparable with the financial statements prior to that date. Key information related to SSE for the five months ended December 31, 2016 and seven months ended July 31, 2016 are as follows:

•
Net Loss of $27.0 million for the fourth quarter of 2016, a 44% improvement, compared to $36.5 million and $11.6 million for the two months ended September 30, 2016 and one month ended July 31, 2016, respectively

•
Consolidated Adjusted EBITDA of $29.5 million for the fourth quarter of 2016, a 156% improvement, compared to $8.5 million and $3.0 million for the two months ended September 30, 2016 and one month ended July 31, 2016, respectively

•	Net Loss of $63.6 million and $155.7 million for the five months ended December 31, 2016 and the seven months ended July 31, 2016, respectively

•	Consolidated Adjusted EBITDA of $37.9 million and $72.5 million for the five months ended December 31, 2016 and the seven months ended July 31, 2016, respectively

•	Emerged from bankruptcy on August 1, 2016, which reduced debt by $1.115 billion

•	41 rigs currently operating and 10 additional rigs under contract as of February 9, 2017

•	Previously announced merger with Patterson-UTI expected to close late first quarter or early second quarter

SSE reported total revenues of $142.7 million for the fourth quarter of 2016, a 19% increase compared to total combined revenues of $79.7 million and $40.4 million for the two months ended September 30, 2016 and one month ended July 31, 2016, respectively, and a 26% decrease compared to total revenues of $192.8 million for the fourth quarter of 2015. SSE reported total combined revenues of $222.4 million and $333.9 million for the five months ended December 31, 2016 and seven months ended July 31, 2016, respectively, a 51% decrease compared to total revenues of $1.131 billion for the year ended December 31, 2015.

Net loss for the fourth quarter of 2016 was $27.0 million, or $1.21 per fully diluted share, which was an improvement of 35% per share, compared to $36.5 million and $11.6 million, or $1.66 and $0.21 per fully diluted share, respectively, for the two months ended September 30, 2016 and one month ended July 31, 2016, and $60.6 million, or $1.18 per fully diluted share for the fourth quarter of 2015. SSE reported net losses of $63.6 million and $155.7 million for the five months ended December 31, 2016 and seven months ended July 31, 2016, or $2.86 and $2.84 per fully diluted share, respectively, compared to a net loss of $221.4 million, or $4.42 per fully diluted share, for the year ended December 31, 2015.

SSE’s adjusted EBITDA for the fourth quarter of 2016 was $29.5 million, a 156% improvement, compared to $8.5 million and $3.0 million for the two months ended September 30, 2016 and one month ended July 31, 2016, respectively, and $56.3 million for the fourth quarter of 2015. SSE’s adjusted EBITDA for the five months ended December 31, 2016 and seven months ended July 31, 2016 was $37.9 million and $72.5 million, respectively, compared to $235.0 million for the year ended December 31, 2015.

Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of this measure to comparable financial measures calculated in accordance with generally accepted accounting principles (“GAAP”) is provided on pages 13 - 17 of this release.

“Our fourth quarter performance is a direct result of our operational execution and the fact that the industry has turned the corner after bottoming in Q3,” Chief Executive Officer Jerry Winchester said. “Activity levels continued to improve throughout the quarter, with some price response occurring. As activity in the field continues to increase, it is more important than ever that we remain committed to tightly managing our costs while providing superior service quality. As we transition to 2017, we remain focused on operational execution and committed to upholding industry-leading safety, maintaining equipment and diversifying our customer base.”

“The proposed merger between SSE and Patterson-UTI is progressing and is expected to close late in the first quarter or early in the second quarter,” Winchester added.

Drilling

SSE’s drilling segment contributed revenues of $73.8 million and adjusted EBITDA of $40.2 million during the fourth quarter of 2016, compared to revenues of $43.0 million and $20.1 million and adjusted EBITDA of $24.6 million and $12.9 million during the two months ended September 30, 2016 and one month ended July 31, 2016, respectively, and revenues of $89.6 million and adjusted EBITDA of $55.9 million for the fourth quarter of 2015. The $10.7 million increase in revenues for the fourth quarter of 2016 compared to the two months ended September 30, 2016 and one month ended July 31, 2016 was primarily due to a 42% increase in revenue days. Revenues were $116.7 million and $154.8 million and adjusted EBITDA was $64.7 million and $99.6 million, respectively, for the five months ended December 31, 2016 and seven months ended July 31, 2016, compared to $436.4 million and $216.4 million for the year ended December 31, 2015. The decrease in revenues for the five months ended December 31, 2016 and seven months ended July 31, 2016 compared to the year ended December 31, 2015 was primarily due to a 48% decline in revenue days.

Revenues from non-CHK customers were 46% and 38% of total segment revenues in the five months ended December 31, 2016 and seven months ended July 31, 2016, respectively, compared to 39% for 2015. Included in total revenue are amounts related to idle-but-contracted (“IBC”) payments of $38.9 million, $80.7 million and $87.9 million for the five months ended December 31, 2016, seven months ended July 31, 2016, and year ended December 31, 2015, respectively. Excluding the IBC revenues, the Company has diversified its customer base and increased non-CHK revenue from 46% in 2015 to 66% and 67% in the five months ended December 31, 2016 and seven months ended July 31, 2016, respectively. As of December 31, 2016, approximately 77% of SSE’s active rigs were contracted by non-CHK customers and SSE had a total drilling revenue backlog of $208.1 million.

As a percentage of drilling revenues, drilling operating costs were 46% for the fourth quarter of 2016, compared to 44% and 37% during the two months ended September 30, 2016 and one month ended July 31, 2016, respectively, and 39% for the fourth quarter of 2015. Operating costs were $33.7 million for the fourth quarter of 2016, compared to $18.8 million and $7.4 million for the two months ended September 30, 2016 and one month ended July 31, 2016, respectively, and $34.9 million for the fourth quarter of 2015. Average operating costs per revenue day for the fourth quarter of 2016 compared to the two months ended September 30, 2016 and one month ended July 31, 2016 decreased 10% primarily due to increases in fleet utilization.

As a percentage of drilling revenues, drilling operating costs were 45%, 37% and 53% for the five months ended December 31, 2016, the seven months ended July 31, 2016 and year ended December 31, 2015, respectively. The decrease was primarily due to a higher proportion of IBC rigs, which generate revenue with little associated cost. Drilling operating costs for the five months ended December 31, 2016 and seven months ended July 31, 2016 decreased $121.4 million, or 52%, from 2015 primarily due to a decrease in labor-related costs and lower fleet utilization.

As of December 31, 2016, the Company’s marketed fleet consisted of 91 rigs, 72 of which are multi-well pad capable.

Hydraulic Fracturing

SSE’s hydraulic fracturing segment contributed revenues of $59.0 million and adjusted EBITDA of ($2.6) million during the fourth quarter of 2016, compared to revenues of $30.5 million and $17.5 million and adjusted EBITDA of ($8.0) million and ($6.1) million during the two months ended September 30, 2016 and one month ended July 31, 2016, respectively, and revenues of $91.9 million and adjusted EBITDA of $14.2 million for the fourth quarter of 2015. The increase in revenues in the fourth quarter of 2016 compared to the two months ended September 30, 2016 and one month ended July 31, 2016 was primarily due to a 28% increase in completed stages. Revenues were $89.5 million and $160.7 million and adjusted EBITDA was ($10.6) million and $3.2 million, respectively, for the five months ended December 31, 2016 and seven months ended July

31, 2016, compared to $575.5 million and $86.4 million for the year ended December 31, 2015. The decrease in revenues for the five months ended December 31, 2016 and seven months ended July 31, 2016 compared to the year ended December 31, 2015 was primarily due to a 34% decrease in revenue per stage due to pricing pressure as well as a 34% decrease in completed stages.

Revenues from non-CHK customers were 49% and 28% of total segment revenues in the five months ended December 31, 2016 and seven months ended July 31, 2016, respectively, compared to 17% for 2015. As of December 31, 2016, SSE’s hydraulic fracturing revenue backlog was $44.9 million with an average duration of six months.

As a percentage of hydraulic fracturing revenues, hydraulic fracturing operating costs were 105% for the fourth quarter of 2016, compared to 127% and 135% for the two months ended September 30, 2016 and one month ended July 31, 2016, respectively, and 85% for the fourth quarter of 2015. The decrease in operating costs as a percentage of revenues in the fourth quarter of 2016, compared to the two months ended September 30, 2016 and one month ended July 31, 2016, was primarily due to a 28% increase in completed stages as well as an 18% decrease in maintenance and repairs expense. Average operating costs per stage for the fourth quarter of 2016 compared to the two months ended September 30, 2016 and one month ended July 31, 2016 decreased 23% primarily due to a 16% decline in product cost per stage.

As a percentage of hydraulic fracturing revenues, hydraulic fracturing operating costs were 112%, 99% and 86% for the five months ended December 31, 2016, the seven months ended July 31, 2016 and year ended December 31, 2015, respectively. The increase from 2015 was due to revenue reductions from pricing pressure outpacing cost reductions, which resulted in a 34% decrease in revenue per stage and a 20% decrease in operating costs per stage during the five months ended December 31, 2016 and seven months ended July 31, 2016 as compared to 2015. Hydraulic fracturing operating costs for the five months ended December 31, 2016 and seven months ended July 31, 2016 decreased $235.6 million, or 48%, from 2015, which was primarily due to a 46% decrease in product costs.

As of December 31, 2016, SSE owned 13 hydraulic fracturing fleets with an aggregate of 500,000 horsepower operating in the Anadarko Basin and the Eagle Ford Shale.

Oilfield Rentals

SSE’s oilfield rentals segment contributed revenues of $10.0 million and adjusted EBITDA of $2.9 million during the fourth quarter of 2016, compared to revenues of $6.1 million and $2.9 million and adjusted EBITDA of $0.6 million and $0.2 million during the two months ended September 30, 2016 and one month ended July 31, 2016, respectively, and revenues of $11.3 million and adjusted EBITDA of $0.9 million for the fourth quarter of 2015. The increase in revenues for the fourth quarter of 2016 compared to the two months ended September 30, 2016 and one month ended July 31, 2016 was primarily due to an increase in utilization. Revenues were $16.2 million and $18.4 million and adjusted EBITDA was $3.5 million and ($1.5) million for the five months ended December 31, 2016 and seven months ended July 31, 2016, respectively, compared to $76.6 million and $10.3 million for the year ended December 31, 2015. The decline in revenue for the five months ended December 31, 2016 and seven months ended July 31, 2016 compared to the year ended December 31, 2015 was primarily due to a decline in utilization and pricing pressure.

Revenues from non-CHK customers were 68% and 60% of total segment revenues in the five months ended December 31, 2016 and seven months ended July 31, 2016, respectively, compared to 59% for 2015.

As a percentage of oilfield rental revenues, operating costs were 71% in the fourth quarter of 2016, compared to 93% and 94% for the two months ended September 30, 2016 and one month ended July 31, 2016, respectively, and 92% in the fourth quarter of 2015. The decrease in operating costs as a percentage of revenues was due to declines in labor-related costs and sub-contracting services in the fourth quarter of 2016. Operating costs were $7.1 million in the fourth quarter of 2016, compared to $5.7 million, $2.7 million and $10.4 million during the two months ended September 30, 2016, one month ended July 31, 2016 and the fourth quarter of 2015, respectively.

As a percentage of oilfield rental revenues, oilfield rental operating costs were 79%, 110% and 89% for the five months ended December 31, 2016, the seven months ended July 31, 2016 and year ended December 31, 2015, respectively. The change was due to significant declines in fleet utilization, which resulted in revenue reductions from pricing pressure outpacing cost reductions. Oilfield rental operating costs for the five months ended December 31, 2016 and seven months ended July 31, 2016 decreased $35.3 million, or 52%, from 2015, which was primarily due to lower utilization and a decrease in labor-related costs.

Former Oilfield Trucking

During the second quarter of 2015, SSE sold its drilling rig and logistics business and water hauling assets. As of June 30, 2015, there were no remaining assets or operations in the oilfield trucking segment, although we do have ongoing liabilities, primarily related to insurance claims, whose income statement impact is charged to general and administrative expense.

Reorganization Items

SSE incurred professional fees of $1.9 million for the five months ended December 31, 2016. Reorganization items totaled $29.9 million for the seven months ended July 31, 2016, consisting of a $632.1 million non-cash gain on liabilities subject to compromise, a $596.0 million non-cash loss on fresh-start fair value adjustments, a $25.1 million non-cash charge related to stock-based compensation accelerations and a $6.8 million non-cash expense for the fair value of the warrants issued to Predecessor stockholders. Additionally, professional fees, debt issuance write-off costs and credit facility agreement costs totaled $20.2 million, $13.3 million and $0.5 million, respectively, for the seven months ended July 31, 2016.

Costs incurred associated with our reorganization activities consisted of the following (in thousands):

	Successor		Predecessor	Successor	Predecessor
	Three Months Ended December 31, 2016	Two Months Ended September 30, 2016	One Month Ended July 31, 2016	Five Months Ended December 31, 2016	Seven Months Ended July 31, 2016
Reorganization Items:
Net gain on settlement of liabilities subject to compromise	$—	$—	$(632,059)	$—	$(632,059)
Net loss on fresh-start adjustments	—	—	596,044	—	596,044
Stock-based compensation acceleration expense	—	—	25,086	—	25,086
Professional fees	1,622	246	19,823	$1,868	20,228
Write-off of debt issuance costs	—	—	774	—	13,318
Fair value of warrants issued to Predecessor stockholders	—	—	6,797	—	6,797
DIP credit agreement	—	—	—	—	478
Total Reorganization Items, net	$1,622	$246	$16,465	$1,868	$29,892

Professional Fees Related to the Reorganization:
Costs incurred prior to bankruptcy petition (general and administrative expense)	—		(1,334)	—	22,009
Costs incurred post bankruptcy petition (reorganization items)	1,622	246	19,823	1,868	20,228
Total professional fees related to reorganization	$1,622	$246	$18,489	$1,868	$42,237

General and Administrative Expenses

General and administrative expenses in the fourth quarter of 2016 were $15.2 million, a 29% improvement, compared to $16.6 million and $4.7 million for the two months ended September 30, 2016 and one month ended July 31, 2016, respectively, and $16.7 million in the fourth quarter of 2015. General and administrative expenses for corporate functions settled in cash were $10.5 million in the fourth quarter of 2016, a 15% improvement, compared to $8.4 million and $4.0 million for the two months ended September 30, 2016 and one month ended July 31, 2016, respectively, and $13.9 million for the fourth quarter of 2015. General and administrative expenses for the five months ended December 31, 2016 and seven months ended July 31, 2016 were $31.8 million and $66.7 million, respectively, compared to $112.1 million for the year ended December 31, 2015. The decrease compared to the 2015 full year was primarily due to a decline in labor-related costs.

SSE incurred restructuring charges of $2.6 million in the fourth quarter of 2016, compared to $0.3 million and ($0.4) million for the two months ended September 30, 2016 and one month ended July 31, 2016, respectively, and ($1.4) million for the fourth quarter of 2015. Additionally, general and administrative expenses include non-cash compensation of $2.2 million for the fourth quarter of 2016, compared to $7.6 million and $1.0 million for the two months ended September 30, 2016 and one month ended July 31, 2016, respectively, and $3.8 million for the fourth quarter of 2015 as well as severance-related costs of ($0.1) million for the fourth quarter of 2016, compared to $0.3 million and a nominal amount for the two months ended September 30, 2016 and one month ended July 31, 2016, respectively, and $0.4 million for the fourth quarter of 2015.

Additionally, during the five months ended December 31, 2016, seven months ended July 31, 2016 and year ended December 31, 2015, SSE recognized restructuring charges of $2.9 million, $28.1 million and a nominal amount, respectively, primarily related to professional fees incurred prior to the Chapter 11 filing and charges incurred related to the former oilfield trucking segment. SSE incurred non-cash compensation expenses of $9.7 million, $9.7 million and $30.2 million and severance-related costs of $0.2 million, $0.6 million and $6.4 million during the five months ended December 31, 2016, seven months ended July 31, 2016 and year ended December 31, 2015, respectively. Included in the non-cash compensation expenses and severance-related costs for 2015 are $2.1 million and $0.6 million, respectively, related to the sale of Hodges.

Below is a breakout of general and administrative expenses incurred for the periods noted (in thousands):

	Successor		Predecessor
	Three Months Ended December 31, 2016	Two Months Ended September 30, 2016	One Month Ended July 31, 2016	Three Months Ended December 31, 2015

G&A expenses settled in cash	$10,508	$8,428	$4,036	$13,868
Restructuring charges	2,605	315	(376)	(1,364)
Non-cash compensation expenses	2,185	7,552	1,011	3,792
Severance-related costs	(91)	306	17	409
Total General and Administrative Expenses	$15,207	$16,601	$4,688	$16,705

	Successor	Predecessor
	Five Months Ended December 31, 2016	Seven Months Ended July 31, 2016	Twelve Months Ended December 31, 2015

G&A expenses settled in cash	$18,936	$28,310	$75,474
Restructuring charges	2,920	28,054	(9)
Non-cash compensation expenses	9,737	9,660	30,244
Severance-related costs	215	643	6,432
Total General and Administrative Expenses	$31,808	$66,667	$112,141

Liquidity

As of December 31, 2016, SSE had cash of $48.7 million and working capital of $105.2 million. As of February 9, 2017, SSE had cash of $44.9 million and the Company’s revolving credit facility remained undrawn.

Capital expenditures totaled $6.4 million for the fourth quarter, which primarily consisted of investments in new PeakeRigs™. For the five months ended December 31, 2016 and seven months ended July 31, 2016, capital expenditures totaled $12.5 million and $82.8 million, respectively.

Conference Call Information

SSE does not plan to host an earnings conference call to discuss 2016 operational and financial results for the fourth quarter. However, the Company plans to post an updated investor presentation and a pre-recorded message from the CEO in the “investors” section of its website www.77nrg.com.

About Seventy Seven Energy Inc.

Headquartered in Oklahoma City, SSE provides a wide range of wellsite services and equipment to U.S. land-based exploration and production customers. SSE’s services include drilling, hydraulic fracturing and oilfield rentals and its operations are geographically diversified across many of the most active oil and natural gas plays in the onshore U.S., including the Anadarko and Permian basins and the Eagle Ford, Haynesville, Marcellus, Niobrara and Utica shales. For additional information about SSE, please visit our website at www.77nrg.com, where we routinely post announcements, updates, events, investor information and presentations and recent news releases.

Forward-Looking Statements and Cautionary Statements

This news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein) contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “plan,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding the Plan of Reorganization and related matters, as well as, the Company’s business outlook and plans, future financial position and flexibility, capital structure, liquidity and capital resources, acquisitions, returns, capital expenditure budgets and other guidance regarding future developments. Forward-looking statements are not assurances of future performance. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for its existing operations, experience, and perception of historical trends, current conditions, anticipated future developments and its effect on the Company, and other factors believed to be appropriate. Although management believes that the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Moreover, the Company’s forward-looking statements are subject to significant risks and uncertainties, many of which are beyond its control, which may cause actual results to differ materially from its historical experience and its present expectations or projections which are implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, risks relating to general economic and industry conditions; the terms and availability of any new debt; our customers’ drilling and completion expenditures; delays in or failure of delivery of current or future orders of specialized equipment; the loss of or interruption in operations of one or more key suppliers or customers; the effects of government regulation, permitting and other legal requirements, including new legislation or regulation of hydraulic fracturing; operating risks; the adequacy of our capital resources and liquidity; weather; litigation; competition in the onshore oil and natural gas services industry; and costs and availability of resources. With respect to the merger between SSE and Patterson-UTI, these statements are subject to numerous risks and uncertainties, many of which are beyond Patterson-UTI’s or SSE’s control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: failure to obtain the required votes of Patterson-UTI’s or SSE’s shareholders; the timing to consummate the proposed transaction; satisfaction of the conditions to closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction otherwise does not occur; the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management time on transaction-related issues; the ultimate timing, outcome and results of integrating the operations of Patterson-UTI and SSE; the effects of the business combination of Patterson-UTI and SSE following the consummation of the proposed transaction, including the combined company’s future financial condition, results of operations, strategy and plans; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; expected synergies and other benefits from the proposed transaction and the ability of Patterson-UTI to realize such synergies and other benefits; expectations regarding regulatory approval of the transaction; results of litigation, settlements and investigations; actions by third parties, including governmental agencies; volatility in customer spending and in oil and natural gas prices, which could adversely affect demand for Patterson-UTI’s and SSE’s services and their associated effect on rates, utilization, margins and planned capital expenditures; global economic conditions; excess availability of land drilling rigs and pressure pumping equipment, including as a result of low commodity prices, reactivation or construction; liabilities from operations; decline in, and ability to realize, backlog; equipment specialization and new technologies; adverse industry conditions; adverse credit and equity market conditions; difficulty in building and deploying new equipment; difficulty in integrating acquisitions; shortages, delays in delivery and interruptions of supply of equipment, supplies and materials; weather; loss of, or reduction in business with, key customers; legal proceedings; ability to effectively identify and enter new markets; governmental regulation; and ability to retain management and field personnel.

In addition, SSE calculates its drilling backlog by adding together (i) the day rate under its active rig contracts multiplied by the number of days remaining under the contracts and (ii) the implied daily margin rate on its IBC rigs multiplied by the number of days remaining on those contracts. The Company calculates its hydraulic fracturing backlog by multiplying the (i) rate per stage, which varies by operating region and is, therefore, estimated based on current customer activity levels by region and current contract pricing, by (ii) the number of stages remaining under the contract, which it estimates based on current and anticipated utilization of its crews. With respect to its hydraulic fracturing backlog, the Company’s contracts provide for periodic adjustments of the rates it may charge for its services, which will be negotiated based on then-prevailing market pricing and in the future may be higher or lower than the current rates it charges and utilizes in calculating its backlog. The drilling backlog calculation does not include any reduction in revenues related to mobilization or demobilization, nor does it include potential reductions in rates for unscheduled standby or during periods in which the rig is moving, on standby or incurring maintenance and repair time in excess of what is permitted under the drilling contract. The Company computes average duration for its hydraulic fracturing backlog as the average number of months remaining for its remaining hydraulic fracturing fleets under contract, respectively.

For additional information regarding known material factors that could cause the Company’s actual results to differ from its present expectations and projected results, please see its filings with the U.S. Securities and Exchange Commission (“SEC”), including its Current Reports on Form 8-K that it files from time to time, Quarterly Reports on Form 10-Q, and Annual Report on Form 10-K.

Readers are cautioned not to place undue reliance on any forward-looking statement which speaks only as of the date on which such statement is made. The Company undertakes no obligation to correct, revise or update any forward-looking statement after the date such statement is made, whether as a result of new information, future events or otherwise, except as required by applicable law.

All references in this release to “Chesapeake” or “CHK” are to Chesapeake Energy Corporation (NYSE: CHK), SSE’s former parent company.

Important Information for Investors and Stockholders
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed transaction will be submitted to the stockholders of each of Patterson-UTI and SSE for their consideration. Patterson-UTI has filed a Registration Statement on Form S-4 that includes a prospectus and proxy statement jointly prepared by Patterson-UTI and SSE. SSE and Patterson-UTI may also file other documents with the SEC regarding the proposed transaction.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders may obtain free copies of the proxy statement/prospectus and other documents containing important information about SSE and Patterson-UTI filed with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Patterson-UTI are available free of charge on Patterson-UTI’s website at www.patenergy.com under the tab “Investors” and then through the link titled “SEC Filings” or by contacting Patterson-UTI’s Investor Relations Department by email at investrelations@patenergy.com, or by phone at (281) 765-7100. Copies of the documents filed with the SEC by SSE will be available free of charge on SSE’s website at www.77nrg.com under the tab “Investors” and then through the link titled “SEC Filings” or by contacting SSE’s Investor Relations Department at (405) 608-7730 or by email at IR@77nrg.com.

Participants in the Solicitation
Patterson-UTI, SSE and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Patterson-UTI in connection with the proposed transaction. Information about the directors and executive officers of Patterson-UTI is set forth in the Proxy Statement on Schedule 14A for Patterson-UTI’s 2015 annual meeting of stockholders, which was filed with the SEC on April 15, 2016. Information about the directors and executive officers of SSE is set forth in the 2015 Annual Report on Form 10-K/A for SSE, which was filed with the SEC on April 29, 2016 and the Current Report on Form 8-K for SSE, which was filed with the SEC on August 1, 2016. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement/prospectus and other relevant materials filed with the SEC.

SEVENTY SEVEN ENERGY INC.
(Debtor-in-possession June 7, 2016 through July 31, 2016)
Consolidated Statements of Operations
(in thousands, except per share data)

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended December 31, 2016	Three Months Ended December 31, 2015	Two Months Ended September 30, 2016	One Month Ended July 31, 2016

Revenues:
Revenues	$142,722	$192,788	$79,656	$40,438
Operating Expenses:
Operating costs	103,098	124,243	63,628	33,835
Depreciation and amortization	42,690	68,642	31,208	22,902
General and administrative	15,207	16,705	16,601	4,688
Loss on sale of a business	—	38	—	—
(Gains) losses on sales of property and equipment, net	(950)	(368)	(798)	285
Impairment of goodwill	—	27,434	—	—
Impairments and other	—	1,912	—	22
Total Operating Expenses	160,045	238,606	110,639	61,732
Operating Loss	(17,323)	(45,818)	(30,983)	(21,294)
Other (Expense) Income:
Interest expense	(9,312)	(25,303)	(6,185)	(2,374)
Gains on early extinguishment of debt	—	—	—	—
Loss and impairment from equity investee	—	(8,806)	—	—
Other income	1,226	1,164	886	391
Reorganization items, net	(1,622)	—	(246)	(16,465)
Total Other Expense	(9,708)	(32,945)	(5,545)	(18,448)
Loss Before Income Taxes	(27,031)	(78,763)	(36,528)	(39,742)
Income Tax Benefit	—	(18,173)	—	(28,102)
Net Loss	$(27,031)	$(60,590)	$(36,528)	$(11,640)

Loss Per Common Share
Basic	$(1.21)	$(1.18)	$(1.66)	$(0.21)
Diluted	$(1.21)	$(1.18)	$(1.66)	$(0.21)

Weighted Average Common Shares Outstanding
Basic	22,282	51,472	22,041	55,847
Diluted	22,282	51,472	22,041	55,847

SEVENTY SEVEN ENERGY INC.
(Debtor-in-possession June 7, 2016 through July 31, 2016)
Consolidated Statements of Operations
(in thousands, except per share data)

	Successor	Predecessor
	Five Months Ended December 31, 2016	Seven Months Ended July 31, 2016	Year Ended December 31, 2015

Revenues:
Revenues	$222,378	$333,919	$1,131,244
Operating Expenses:
Operating costs	166,726	237,014	855,870
Depreciation and amortization	73,898	162,425	295,421
General and administrative	31,808	66,667	112,141
Loss on sale of a business	—	—	35,027
(Gains) losses on sales of property and equipment, net	(1,748)	848	14,656
Impairment of goodwill	—	—	27,434
Impairments and other	—	6,116	18,632
Total Operating Expenses	270,684	473,070	1,359,181
Operating (Loss) Income	(48,306)	(139,151)	(227,937)
Other (Expense) Income:
Interest expense	(15,497)	(48,116)	(99,267)
Gains on early extinguishment of debt	—	—	18,061
Loss and impairment from equity investee	—	—	(7,928)
Other income	2,112	2,318	3,052
Reorganization items, net	(1,868)	(29,892)	—
Total Other Expense	(15,253)	(75,690)	(86,082)
Loss Before Income Taxes	(63,559)	(214,841)	(314,019)
Income Tax Benefit	—	(59,131)	(92,628)
Net Loss	$(63,559)	$(155,710)	$(221,391)

Loss Per Common Share
Basic	$(2.86)	$(2.84)	$(4.42)
Diluted	$(2.86)	$(2.84)	$(4.42)

Weighted Average Common Shares Outstanding
Basic	22,186	54,832	50,096
Diluted	22,186	54,832	50,096

SEVENTY SEVEN ENERGY INC.
(Debtor-in-possession June 7, 2016 through July 31, 2016)
Consolidated Balance Sheets
(in thousands, except share amounts)

	Successor	Predecessor
	December 31, 2016	December 31, 2015
Assets:
Current Assets:
Cash	$48,654	$130,648
Accounts receivable, net of allowance of $59 and $3,680 at December 31, 2016 and December 31, 2015, respectively	99,530	164,721
Inventory	12,935	18,553
Deferred income tax asset	—	1,499
Prepaid expenses and other	14,414	17,141
Total Current Assets	175,533	332,562
Property and Equipment:
Property and equipment, at cost	813,291	2,646,446
Less: accumulated depreciation	(71,977)	(1,116,026)
Property and equipment held for sale, net	8,226	—
Total Property and Equipment, Net	749,540	1,530,420
Other Assets:
Deferred financing costs	1,132	1,238
Other long-term assets	22,345	38,398
Total Other Assets	23,477	39,636
Total Assets	$948,550	$1,902,618
Liabilities and Stockholders’ Equity:
Current Liabilities:
Accounts payable	$15,590	$53,767
Current portion of long-term debt	5,000	5,000
Other current liabilities	49,776	98,318
Total Current Liabilities	70,366	157,085
Long-Term Liabilities:
Deferred income tax liabilities	—	60,623
Long-term debt, excluding current maturities	425,212	1,564,592
Other long-term liabilities	1,724	1,478
Total Long-Term Liabilities	426,936	1,626,693
Commitments and Contingencies
Stockholders’ Equity:
Predecessor common stock, $0.01 par value: authorized 250,000,000 shares; issued and outstanding 59,397,831 shares at December 31, 2015	—	594
Predecessor paid-in capital	—	350,770
Successor preferred stock, $0.01 par value: authorized 10,000,000 shares; zero outstanding at December 31, 2016	—	—
Successor common stock, $0.01 par value: authorized 90,000,000 shares; issued and outstanding 22,353,536 shares at December 31, 2016	224	—
Successor paid-in capital	514,583	—
Accumulated deficit	(63,559)	(232,524)
Total Stockholders’ Equity	451,248	118,840
Total Liabilities and Stockholders’ Equity	$948,550	$1,902,618

SEVENTY SEVEN ENERGY INC.
(Debtor-in-possession June 7, 2016 through July 31, 2016)
Consolidated Statements of Cash Flows
(in thousands)

	Successor	Predecessor
	Five Months Ended December 31, 2016	Seven Months Ended July 31, 2016	Year ended December 31, 2015

Cash Flows from Operating Activities:
Net Loss	$(63,559)	$(155,710)	$(221,391)
Adjustments to Reconcile Net Loss to Cash Provided by Operating Activities:
Depreciation and amortization	73,898	162,425	295,421
Accretion of discount on Term Loans	5,192	—	—
Accretion of discount on Note Receivable	(694)	—	—
Amortization of deferred financing costs	103	2,455	4,623
Gains on early extinguishment of debt	—	—	(18,061)
Loss on sale of a business	—	—	35,027
(Gains) losses on sales of property and equipment, net	(1,748)	848	14,656
Impairment of goodwill	—	—	27,434
Impairments and other	—	6,116	18,632
Loss and impairment from equity investee	—	—	7,928
Non-cash reorganization items, net	—	9,185	—
Provision for doubtful accounts	16	1,406	1,375
Non-cash compensation	10,577	12,635	48,509
Deferred income tax benefit	—	(59,124)	(92,686)
Other	68	(10)	(717)
Changes in operating assets and liabilities	(1,963)	26,243	163,356
Net cash provided by operating activities	21,890	6,469	284,106
Cash Flows from Investing Activities:
Additions to property and equipment	(12,502)	(82,787)	(205,706)
Purchases of short-term investments	—	(6,242)	—
Proceeds from sales of assets	9,985	2,638	27,695
Proceeds from sale of a business	—	—	15,000
Proceeds from sales of short-term investments	—	6,236	—
Additions to investments	—	—	(113)
Other	35	29	3,457
Net cash used in investing activities	(2,482)	(80,126)	(159,667)
Cash Flows from Financing Activities:
Borrowings from revolving credit facility	—	—	160,100
Payments on revolving credit facility	—	—	(210,600)
Payments to extinguish senior notes	—	—	(31,305)
Proceeds from issuance of term loan, net of issuance costs	—	—	94,481
Payments on term loan	(2,500)	(17,500)	(4,750)
Deferred financing costs	—	(1,235)	(784)
Employee tax withholding on restricted stock vestings	(6,004)	(506)	(1,824)
Net cash (used in) provided by financing activities	(8,504)	(19,241)	5,318
Net increase (decrease) in cash	10,904	(92,898)	129,757
Cash, beginning of period	37,750	130,648	891
Cash, end of period	$48,654	$37,750	$130,648

SEVENTY SEVEN ENERGY INC.
(Debtor-in-possession June 7, 2016 through July 31, 2016)
Consolidated Statements of Cash Flows — (Continued)

Supplemental disclosures to the consolidated financial statements of cash flows are presented below:

	Successor	Predecessor
	Five Months Ended December 31, 2016	Seven Months Ended July 31, 2016	Year ended December 31, 2015
Supplemental Disclosure of Significant Non-Cash Investing and Financing Activities:
Decrease in other current liabilities related to purchases of property and equipment	$(590)	$(3,351)	$(20,016)
Note receivable received as consideration for sale of a business	$—	$—	$27,000
Supplemental Disclosure of Cash Payments:
Interest paid, net of amount capitalized	$8,830	$30,814	$96,730

SEVENTY SEVEN ENERGY INC.
Reconciliation of Non-GAAP Financial Measure

Adjusted EBITDA

“Adjusted EBITDA” is a non-GAAP financial measure. Adjusted EBITDA, as used and defined by us, may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP.

Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. However, our management uses Adjusted EBITDA to evaluate our performance and liquidity and believes Adjusted EBITDA may be useful to an investor in evaluating our operating performance and liquidity because this measure:

•
is widely used by investors in the oilfield services industry to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors;

•	is a liquidity measure that is used by rating agencies, lenders and other parties to evaluate our creditworthiness; and

•	is used by our management for various purposes, including as a measure of performance for our operating entities and as a basis for strategic planning and forecasting.

There are significant limitations to using Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring and non-recurring items that materially affect our net income or loss. Additionally, because Adjusted EBITDA excludes some, but not all, items that affect net income and is defined differently by different companies in our industry, our definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

Consolidated Adjusted EBITDA

	Successor		Predecessor		Successor	Predecessor
	Three Months Ended December 31, 2016	Two Months Ended September 30, 2016	One Month Ended July 31, 2016	Three Months Ended December 31, 2015	Five Months Ended December 31, 2016	Seven Months Ended July 31, 2016	Twelve Months Ended December 31, 2015
			(In thousands)
Net Loss	$(27,031)	$(36,528)	$(11,640)	$(60,590)	$(63,559)	$(155,710)	$(221,391)
Add:
Interest expense	9,312	6,185	2,374	25,303	15,497	48,116	99,267
Gains on extinguishment of debt	—	—	—	—	—	—	(18,061)
Income tax benefit	—	—	(28,102)	(18,173)	—	(59,131)	(92,628)
Depreciation and amortization	42,690	31,208	22,902	68,642	73,898	162,425	295,421
(Gains) losses on sale of a business and exit costs	(283)	177	126	(1,326)	(106)	135	35,018
(Gains) losses on sales of property and equipment, net	(950)	(798)	285	(368)	(1,748)	848	14,656
Impairment of goodwill	—	—	—	27,434	—	—	27,434
Impairments and other	—	—	22	1,912	—	6,116	18,632
Impairment of equity method investment	—	—	—	8,806	—	—	8,806
Non-cash compensation	2,353	8,224	1,295	4,864	10,577	12,637	48,509
Severance-related costs	(91)	306	17	409	215	643	6,433
Restructuring charges	2,888	138	(502)	—	3,026	27,918	—
Reorganization items, net	1,622	246	16,465	—	1,868	29,892	—
Interest income	(1,036)	(690)	(208)	(617)	(1,726)	(1,438)	(1,353)
Less:
Drilling rig relocation and logistics Adjusted EBITDA	—	—	—	—	—	—	(9,745)
Water hauling Adjusted EBITDA	—	—	—	—	—	—	(4,531)
Adjusted EBITDA	$29,474	$8,468	$3,034	$56,296	$37,942	$72,451	$235,019

Drilling Adjusted EBITDA

	Successor		Predecessor		Successor	Predecessor
	Three Months Ended December 31, 2016	Two Months Ended September 30, 2016	One Month Ended July 31, 2016	Three Months Ended December 31, 2015	Five Months Ended December 31, 2016	Seven Months Ended July 31, 2016	Twelve Months Ended December 31, 2015
			(In thousands)
Net income (loss)	25,457	$12,477	$(149,123)	$(15,547)	$37,934	$(366,593)	$(30,454)
Add:
Income tax benefit expense	—	—	(365,093)	(4,663)	—	(142,564)	(12,741)
Depreciation and amortization	15,270	11,710	11,999	37,442	26,979	87,160	163,380
(Gains) losses on sales of property and equipment, net	(907)	(77)	243	664	(984)	1,211	10,566
Impairment of goodwill	—	—	—	27,434	—	—	27,434
Impairments and other	—	—	—	1,912	—	3,205	14,329
Non-cash compensation	93	374	197	802	467	1,973	10,745
Severance-related costs	—	—	17	215	—	259	1,263
Corporate overhead allocation(a)	—	—	—	7,648	—	—	31,894
Restructuring charges	209	79	41	—	288	280	—
Reorganization items, net	43	—	514,627	—	43	514,627	—
Adjusted EBITDA	$40,165	$24,563	$12,908	$55,907	$64,727	$99,558	$216,416

(a)
Prior to 2016, the information that was regularly reviewed by our chief operating decision maker included general and administrative expenses that were allocated to each of our reportable segments for corporate overhead functions provided by the Other Operations segment, on behalf of our reportable segments. Effective January 1, 2016, we no longer allocate general and administrative expenses to our reportable segments from the Other Operations segment in the information that is reviewed by our chief operating decision maker.

Hydraulic Fracturing Adjusted EBITDA

	Successor		Predecessor		Successor	Predecessor
	Three Months Ended December 31, 2016	Two Months Ended September 30, 2016	One Month Ended July 31, 2016	Three Months Ended December 31, 2015	Five Months Ended December 31, 2016	Seven Months Ended July 31, 2016	Twelve Months Ended December 31, 2015
			(In thousands)
Net loss	$(22,805)	$(22,580)	$(16,997)	$(15,222)	$(45,385)	$(66,216)	$(15,990)
Add:
Income tax benefit	—	—	(41,612)	(4,565)	—	(25,750)	(6,690)
Depreciation and amortization	20,076	14,002	7,399	18,691	34,079	49,124	70,605
(Gains) losses on sales of property and equipment, net	(9)	40	19	59	31	66	230
Non-cash compensation	56	223	62	207	278	718	3,440
Impairment of equity investment	—	—	—	8,806	—	—	8,806
Severance-related costs	(92)	306	—	83	215	55	351
Corporate overhead allocation(a)	—	—	—	6,096	—	—	25,647
Restructuring charges	134	50	26	—	184	178	—
Reorganization items, net	32	—	45,046	—	32	45,046	—
Adjusted EBITDA	$(2,608)	$(7,959)	$(6,057)	$14,155	$(10,566)	$3,221	$86,399

(a)
Prior to 2016, the information that was regularly reviewed by our chief operating decision maker included general and administrative expenses that were allocated to each of our reportable segments for corporate overhead functions provided by the Other Operations segment, on behalf of our reportable segments. Effective January 1, 2016, we no longer allocate general and administrative expenses to our reportable segments from the Other Operations segment in the information that is reviewed by our chief operating decision maker.

Oilfield Rentals Adjusted EBITDA

	Successor		Predecessor		Successor	Predecessor
	Three Months Ended December 31, 2016	Two Months Ended September 30, 2016	One Month Ended July 31, 2016	Three Months Ended December 31, 2015	Five Months Ended December 31, 2016	Seven Months Ended July 31, 2016	Twelve Months Ended December 31, 2015
			(In thousands)
Net loss	(2,436)	(2,704)	(6,160)	$(7,852)	(5,140)	(28,539)	$(28,353)
Add:
Income tax benefit	—	—	(15,082)	(2,355)	—	(11,099)	(11,863)
Depreciation and amortization	5,066	3,966	2,425	9,390	9,032	18,773	41,049
(Gains) losses on sales of property and equipment, net	160	(750)	9	(1,003)	(590)	(425)	(1,780)
Impairments	—		—	—	—	287	—
Non-cash compensation	19	75	26	50	94	285	1,917
Severance-related costs	—	—	—	82	—	173	175
Corporate overhead allocation(a)	—	—	—	2,626	—	—	9,109
Restructuring charges	60	27	14	—	87	97	—
Reorganization items, net	13	—	18,966	—	13	18,966	—
Adjusted EBITDA	$2,882	614	$198	$938	$3,496	$(1,482)	$10,254

(a)
Prior to 2016, the information that was regularly reviewed by our chief operating decision maker included general and administrative expenses that were allocated to each of our reportable segments for corporate overhead functions provided by the Other Operations segment, on behalf of our reportable segments. Effective January 1, 2016, we no longer allocate general and administrative expenses to our reportable segments from the Other Operations segment in the information that is reviewed by our chief operating decision maker.

Segment Statistics

Drilling

	Successor		Predecessor		Successor	Predecessor
	Three Months Ended December 31, 2016	Two Months Ended September 30, 2016	One Month Ended July 31, 2016	Three Months Ended December 31, 2015	Five Months Ended December 31, 2016	Seven Months Ended July 31, 2016	Twelve Months Ended December 31, 2015
			(In thousands)
Revenues	$73,762	$42,969	$20,085	$89,558	$116,731	$154,794	$436,404
Operating Costs	33,735	18,836	7,433	34,869	52,571	57,573	231,544
Gross Margin	$40,027	$24,133	$12,652	$54,689	$64,160	$97,221	$204,860

Hydraulic Fracturing

	Successor		Predecessor		Successor	Predecessor
	Three Months Ended December 31, 2016	Two Months Ended September 30, 2016	One Month Ended July 31, 2016	Three Months Ended December 31, 2015	Five Months Ended December 31, 2016	Seven Months Ended July 31, 2016	Twelve Months Ended December 31, 2015
			(In thousands)
Revenues	$58,953	$30,540	$17,502	$91,930	$89,493	$160,723	$575,495
Operating Costs	61,677	38,724	23,631	78,083	100,401	158,569	494,554
Gross Margin	$(2,724)	$(8,184)	$(6,129)	$13,847	$(10,908)	$2,154	$80,941

Oilfield Rentals

	Successor		Predecessor		Successor	Predecessor
	Three Months Ended December 31, 2016	Two Months Ended September 30, 2016	One Month Ended July 31, 2016	Three Months Ended December 31, 2015	Five Months Ended December 31, 2016	Seven Months Ended July 31, 2016	Twelve Months Ended December 31, 2015
			(In thousands)
Revenues	$10,008	$6,147	$2,851	$11,290	$16,154	$18,402	$76,587
Operating Costs	7,139	5,688	2,681	10,437	12,827	20,172	68,317
Gross Margin	$2,869	$459	$170	$853	$3,327	$(1,770)	$8,270